CUSIP No. 587586306                SCHEDULE 13G                    Page 11 of 11
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                                                                       EXHIBIT 1
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                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.001 per share, of TranSwitch Corporation, and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings.

         The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, however, that no party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

         IN WITNESS WHEREOF, the parties have executed this Joint Filing Agreement on July 26, 2005.

                                           LANGLEY PARTNERS, L.P.

                                              By:  LANGLEY CAPITAL, LLC,
                                                   as General Partner


                                                   By: /s/ Jeffrey Thorp
                                                       -------------------------
                                                       Jeffrey Thorp, Manager


                                           LANGLEY MANAGEMENT, LLC


                                              By:  /s/ Jeffrey Thorp
                                                   -----------------------------
                                                   Jeffrey Thorp, Manager


                                           LANGLEY CAPITAL, LLC


                                              By:  /s/ Jeffrey Thorp
                                                   -----------------------------
                                                   Jeffrey Thorp, Manager


                                           JEFFREY THORP IRA, BEAR STERNS
                                           SECURITIES CORP. AS CUSTODIAN


                                              By:  /s/ Jeffrey Thorp
                                                   -----------------------------
                                                   Jeffrey Thorp, Manager


                                           /s/ Jeffrey Thorp
                                           -------------------------------------
                                           Jeffrey Thorp